MALIZIA SPIDI & FISCH, PC

ATTORNEYS AT LAW

901 NEW YORK AVENUE, N.W.	1900 SOUTH ATHERTON STREET
SUITE 210 EAST	SUITE 101
WASHINGTON, D.C. 20001	STATE COLLEGE, PENNSYLVANIA 16801
(202) 434-4660	(814) 272-3502
FACSIMILE: (202) 434-4661	FACSIMILE: (814) 272-3514

January 13, 2009

Board of Directors

GCF Bancorp, Inc.

381 Egg Harbor Road

Sewell, NJ 08080

Re:	Registration Statement Under the Securities Act of 1933

Gentlemen:

This opinion is rendered in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 2,645,000 shares (subject to increase to 3,041,750 shares) (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of GCF Bancorp, Inc. (the “Company”). The Common Stock is proposed to be issued pursuant to the Plan of Conversion and Reorganization of Gateway Community Financial, MHC (the “Plan”).

In our capacity as special counsel, we have reviewed the following documents: (i) the Registration Statement; (ii) the Plan; (iii) the Company’s Certificate of Incorporation and Bylaws; and (iv) certain minutes of meetings or unanimous consents of the Board of Directors of the Company.

In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

The law covered by the opinion expressed herein is limited to the New Jersey Business Corporation Act.

Based on the foregoing, we are of the opinion that the Shares will, when issued in accordance with the terms of the Plan against full payment therefor and upon the declaration of the effectiveness of the Registration Statement, be legally issued, fully paid, and non-assessable shares of Common Stock.

We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in the foregoing paragraph after the declaration of effectiveness of the Registration Statement.

MALIZIA SPIDI & FISCH, PC

Board of Directors

GCF Bancorp, Inc.

January 13, 2009

            We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company’s Prospectus. We also consent to any references to our legal opinion in the Prospectus.

Very truly yours,

/s/ MALIZIA SPIDI & FISCH, PC

MALIZIA SPIDI & FISCH, PC